                                                                     Exhibit 3.1


CERTIFICATE OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN SET FORTH IN THE RESTATED CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE


                      6% CUMULATIVE CONVERTIBLE REDEEMABLE
                           PREFERRED STOCK, SERIES A
                              ($100 STATED VALUE)


                            PAINE WEBBER GROUP INC.


         Pursuant to Section 151 of the General Corporation Law of the State of Delaware



                 The undersigned, Theodore A. Levine, Vice President, of Paine Webber Group Inc., a Delaware corporation (hereinafter called the "CORPORATION"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Restated Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION"), the Board of Directors duly adopted the following resolution:

                 RESOLVED, that, pursuant to Article IV of the Certificate of Incorporation (which authorizes 20,000,000 shares of preferred stock, $20 par value ("PREFERRED STOCK"), of which (i) up to 2,200,000 shares of a series of 7.5% Convertible Preferred Stock, (ii) 240,000 shares of a series of 7.5% Convertible Preferred Stock, Series B and (iii) up to 2,200,000 shares of a series of 6% Convertible Preferred Stock have been authorized for issuance, the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to such series of Preferred Stock).

                 RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

                 (1) Number and Designation. 1,000,000 shares of the Preferred Stock of the Corporation shall be designated as 6% Cumulative Convertible Redeemable Preferred Stock, Series A (the "SERIES A CONVERTIBLE PREFERRED STOCK").

                 (2) Rank. The shares of Series A Convertible Preferred Stock shall rank prior to the shares of the Corporation's common stock, $1 par value (the "COMMON STOCK"), and any other class of stock of the Corporation ranking junior to the Series A Convertible Preferred Stock (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise). All equity securities of the Corporation to which the Series A Convertible Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "JUNIOR SECURITIES." All equity securities of the Corporation with which the Series A Convertible Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Corporation's 7.5% Convertible Preferred Stock, 7.5% Convertible Preferred Stock, Series B, 6% Convertible Preferred Stock and 9% Cumulative Redeemable Preferred Stock,
Series C, are collectively referred to herein as the "PARITY SECURITIES."   The
respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be.

                 (3) Dividends. (a) The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the annual rate of $6 per share. Such dividends shall be payable in arrears in equal amounts quarterly on March 15, June 15, September 15 and December 15 of each year (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each of such dates being a "DIVIDEND PAYMENT DATE" and each such quarterly period being a "DIVIDEND PERIOD") commencing on the Dividend Payment Date which next follows the issuance of such shares of Series A Convertible Preferred Stock. Such dividends (i) shall be cumulative from the date of issue, whether or not declared and whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends and (ii) shall compound quarterly, to the extent they are unpaid, at the rate of 6% per annum computed on the basis of a 360-day year and twelve 30-day months. Each such dividend shall be payable to the holders of record of shares of the Series A Convertible Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days, or less than 10 days, preceding the payment dates thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. As used herein, the term "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, a day on which the New York Stock Exchange does not conduct regular trading or a day on which is or is declared a national or New York State holiday.

                 (b) The amount of dividends payable for each full Dividend Period for the Series A Convertible Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Convertible Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series A Convertible Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Convertible Preferred Stock.

                 (c) So long as any shares of the Series A Convertible Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Convertible Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series

A Convertible Preferred Stock and all dividends declared upon any other Parity Security shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Convertible Preferred Stock and accumulated and unpaid on such Parity Security.

                 (d) So long as any shares of the Series A Convertible Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "JUNIOR SECURITIES DISTRIBUTION") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series A Convertible Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Convertible Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Convertible Preferred Stock and the current dividend period with respect to such Parity Securities.

                 (4) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series A Convertible Preferred Stock shall be entitled to receive $100 per share of Series A Convertible Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Convertible Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Convertible Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series A Convertible Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph
(4), a sale or transfer of all or substantially all of the Corporation's assets, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation, but a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                 (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series A Convertible Preferred Stock, as provided in this paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Convertible Preferred Stock shall not be entitled to share therein.

                 (5) Redemption. (a) To the extent the Corporation shall have funds legally available for such payment, at any time or from time to time prior to the fifth anniversary of the date of issuance of the shares of Series A Convertible Preferred Stock, the Corporation may redeem at its option, in whole or in part, shares of Series A Convertible Preferred Stock at a redemption price per share in cash equal to the greater of (i) $140 and (ii) the average of (A) $140 and (B) the Current Market Price Per Common Share (as defined in paragraph (7)(g)(vi)) as of the date of notice of redemption multiplied by the number obtained by dividing 100 by the Conversion Price (as defined in paragraph 7(a)) then in effect, in each case, together with any accrued and unpaid dividends thereon to the redemption date.

                 (b) To the extent the Corporation shall have funds legally available for such payment, at any time or from time to time on or after the fifth anniversary of the date of issuance of the shares of Series A Convertible Preferred Stock, the Corporation may redeem at its option, in whole or in part, shares of Series A Convertible

Preferred Stock at a redemption price in cash (subject to subparagraph (d) below) equal to the sum of (i) the redemption price per share indicated below and (ii) any accrued and unpaid dividends to the redemption date. The amount of the redemption price per share, if redeemed during the 12-month period commencing on the December 16th of the years indicated below, is:


                 Year                                       Amount
                 ----                                       ------
                 1999                                       $105
                 2000                                       $104
                 2001                                       $103
                 2002                                       $102
                 2003                                       $101
                 2004 and thereafter                        $100

                 (c) To the extent the Corporation shall have funds legally available for such payment, on December 15, 2014, if any shares of the Series A Convertible Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Series A Convertible Preferred Stock, at a redemption price of $100 per share in cash (subject to paragraph (d) below) together with accrued and unpaid dividends thereon to such date.

                 (d) In lieu of a cash payment of the redemption price per share due upon any redemption of shares of Series A Convertible Preferred Stock pursuant to paragraph 5(b) or (c), the Corporation may issue shares of Common Stock to the holders of record of such shares of Series A Convertible Preferred Stock in full payment of such amount, by giving written notice (in the manner described in paragraph (6)) to such holders. If such notice is so given, the Corporation shall issue and deliver or cause to be delivered to each such holder of shares of Series A Convertible Preferred Stock being redeemed out of its authorized but unissued Common Stock or Common Stock held in treasury that number of shares of Common Stock determined by dividing the aggregate redemption price payable in respect of all such shares of Series A Convertible Preferred Stock owned by such holder being redeemed by the Current Market Price Per Common Share as of the redemption date. The Corporation shall, in lieu of issuing any fractional shares of Common Stock to any such holder, pay to such holder cash in an amount equal to such fractional interest multiplied by the Current Market Price Per Common Share as of the redemption date.

                 (e) Immediately prior to authorizing or making any redemption pursuant to this paragraph (5), the Corporation, by resolution of its Board of Directors, shall, to the extent of any funds legally available therefor, declare a dividend on the Series A Convertible Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on the Series A Convertible Preferred Stock as of such redemption date.

                 (f) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series A Convertible Preferred Stock pursuant to paragraph (5)(c) (the "MANDATORY REDEMPTION OBLIGATION"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series A Convertible Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series A Convertible Preferred Stock) or (ii) in accordance with paragraph (3)(d), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

                 (g) Shares of Series A Convertible Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series A Convertible Preferred Stock shall be reissued or sold as Series A Convertible Preferred Stock.

                 (6) Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series A Convertible Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share) as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be equitable.

                 (b) In the event the Corporation shall redeem shares of Series A Convertible Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Convertible Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Convertible Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) whether the redemption price will be paid in cash or shares of Common Stock.

                 (c) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series A Convertible Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for the shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                 (d) All shares of Common Stock delivered pursuant to this paragraph (6) will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights, and free from all documentary, stamp, transfer or other similar taxes. If the shares of Common Stock to be delivered pursuant to this paragraph (6) are to be issued in the name of a person other than the registered holder of the shares of Series A Convertible Preferred Stock being redeemed, such registered holder shall pay all transfer or other similar taxes with respect thereto.

                 (7) Conversion. (a)(i) Subject to the provisions of this paragraph (7), the holders of the shares of Series A Convertible Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares (and fractional shares) of Series A Convertible Preferred Stock, in whole or in part, into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) obtained by dividing 100 by the Conversion Price (as defined below), and by surrender of such shares so to be converted, such surrender to be made in the manner provided in this paragraph (7). The term "Conversion Price" shall mean $18.13 per share, as adjusted in accordance with the provisions of paragraph 7(g).

                 (ii) Notwithstanding any other provision hereof, the right to convert shares of Series A Convertible Preferred Stock called for redemption pursuant to paragraph (5) shall terminate (A) if the date of redemption is prior to the fifth anniversary of the date of issuance of the shares of Series A Convertible Preferred Stock, at the close of business on the day immediately preceding the date on which the Corporation gives a notice of redemption with respect to such shares in accordance with paragraph (6) and (B) if the date of redemption is on or after the fifth anniversary of such date of issuance, at the close of business on the day immediately preceding the redemption date, in each case, unless the Corporation shall default in making payment of the amount payable upon such redemption.

                 (b)(i) In order to exercise the conversion privilege, the holder of the shares of Series A Convertible Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, or at the office of the conversion agent for the Series A Convertible Preferred Stock appointed for such purpose by the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted.

                 Such notice shall be substantially in the following form:

                          NOTICE OF ELECTION TO CONVERT

                          The undersigned, being a holder of the 6% Cumulative
                 Convertible Redeemable Preferred Stock, Series A ("Preferred Stock"), of Paine Webber Group Inc. (the "Corporation"), irrevocably exercises the right to convert ________ outstanding shares of Preferred Stock on _________, ____, into shares of Common Stock of the Corporation in accordance with the terms of the Preferred Stock, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Fill in for registration of
 shares of Common Stock
 if to be issued otherwise
 than to the registered holder:



- ------------------------------
Name


- ------------------------------
Address


- ------------------------------       -------------------------
(Please print name                          (Signature)
 and address,
 including postal
 code number)

Denominations:
                -----------------------

Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Convertible Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

             (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series A Convertible Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph
(7) and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (7)(f).

            (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Convertible Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. All shares of Common Stock delivered upon conversion of the Series A Convertible Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series A Convertible Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph (7).

                 (c)(i) Subject to paragraph (7)(a)(ii), upon delivery to the Corporation by a holder of shares of Series A Convertible Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series A Convertible Preferred Stock shall terminate.

             (ii) Subject to paragraph (7)(a)(ii), from the date of delivery by a holder of shares of Series A Convertible Preferred Stock of such notice of election to convert, in lieu of dividends on such Series A Convertible Preferred Stock pursuant to paragraph (3), such Series A Convertible Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock as if such shares of Series A Convertible Preferred Stock had been converted to shares of Common Stock at the time of such delivery.

            (iii) If, after receipt by a holder of shares of Series A Convertible Preferred Stock of a notice of redemption pursuant to paragraph (5) with a redemption date for such shares on or after the fifth anniversary of the issuance of the Series A Convertible Preferred Stock, such holder delivers to the Corporation a notice of election to convert, such Series A Convertible Preferred Stock shall cease to accrue dividends pursuant to paragraph (3) but such shares shall continue to be entitled to receive all accrued dividends which such holder is entitled to receive pursuant to paragraph (3) through the date of delivery of such notice of election to convert (including pro rata dividends for the period from the last Dividend Payment Date to the date of delivery of the notice of election to convert) in preference to and in priority over any dividends on the Common Stock. Such accrued dividends shall be payable to such holder when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, as provided in paragraph (3) above.

                 (iv) Except as provided above and in paragraph (7)(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series A Convertible Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

                 (d)(i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series A Convertible Preferred Stock. For purposes of this paragraph (d)(i), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Convertible

Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                 (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Convertible Preferred Stock, the Corporation shall use its best efforts to comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

                 (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Convertible Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                 (f) In connection with the conversion of any shares of Series A Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price Per Common Share on the Business Day on which such shares of Series A Convertible Preferred Stock are deemed to have been converted. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of the shares of Series A Convertible Preferred Stock so surrendered. All calculations under this paragraph (7) shall be made to the nearest 1/100 of one cent or to the nearest 1/10,000 of a share, as the case may be.

                 (g) The Conversion Price shall be adjusted from time to time as follows:

                 (i) In case the Corporation shall at any time after the date of issue of the Series A Convertible Preferred Stock (I) declare a dividend or make a distribution on Common Stock payable in Common Stock, (II) subdivide or split the outstanding Common Stock into a greater number of shares, (III) combine or reclassify the outstanding Common Stock into a smaller number of shares, (IV) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (V) consolidate with, or merge with or into, any other Person (unless the Corporation shall be the surviving corporation in such merger and the holders of Common Stock of the Corporation are not entitled to receive any consideration in connection therewith), the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series A Convertible Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause (III), (IV) or (V) above) which, if this Series A Convertible Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming such holder of Common Stock of the Corporation (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such recapitalization, sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an affiliate of a constituent person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this paragraph (g) (i) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

                 (ii) In case the Corporation shall issue or sell any Common Stock (other than Excluded Stock (as defined below)) without consideration or for a consideration per share less than the then Current Market Price Per Common Share, the Conversion Price to be in effect after such issuance or sale shall be determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares which the aggregate offering price of the total number of shares so issued or sold would purchase at such Current Market Price Per Common Share, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after giving effect to such issuance or sale. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation.
Such fair market value shall be determined by the Board of Directors of the Corporation. Such adjustment shall be made effective immediately after such issuance or sale. For purposes of paragraphs (g)(ii), (iii) and (iv), "Excluded Stock" shall mean any shares of Common Stock, or any shares of stock or other securities convertible or exercisable into or exchangeable for shares of Common Stock (such convertible, exercisable or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") or any rights to subscribe for or purchase, or options or warrants for the purchase of shares of the Common Stock or any Convertible Securities issued, granted or sold (I) as payment of all or any portion of the cost of acquiring assets or stock or securities of any other corporation or of assets of or interests in any noncorporate entity or in any other transaction (other than a distribution without consideration to holders of the then outstanding shares of Common Stock) in which the consideration for such shares of the Common Stock, Convertible Securities or rights or options is other than cash, obligations of the United States Government or Federal funds; (II) pursuant to any employee plan or employee contract approved or otherwise authorized by the Board of

Directors of the Corporation, including without limitation, any employee stock option plan, employee restricted stock plan or other employee incentive plan or any share purchase plan; (III) pursuant to any shareholder dividend reinvestment plan; (IV) upon the conversion or exchange of any Convertible Securities outstanding on December 16, 1994 or the Series A Convertible Preferred Stock, or pursuant to any other contractual obligation in existence on such date or any Convertible Securities issued after such date provided that the "conversion price" for the Common Stock underlying such Convertible Security is greater than the Current Market Price Per Common Share on the date such Convertible Security is issued, granted or sold; (V) upon the conversion or exchange of any Convertible Securities, or the exercise of any rights or options, in either case, issued, granted or sold in the circumstances described in any of the foregoing clauses (I) through (IV) or upon the conversion or exchange of Convertible Securities acquired upon the exercise of any such rights or options; or (VI) pursuant to the exercise of any rights or options, or upon conversion or exchange of any Convertible Securities, if with respect to such rights, options or Convertible Securities no adjustment to the Conversion Price was required pursuant to this paragraph (g)(ii).

            (iii) In case the Corporation shall fix a record date for the issue (other than pursuant to an automatic dividend reinvestment plan of the Corporation or any similar plan or any customary shareholders rights plan of the Corporation) of rights, options or warrants (other than Excluded Stock) to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the then Current Market Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date, and the Conversion Price shall be adjusted pursuant to paragraph (g)(ii) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration payable for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common

Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (g)(ii) hereof. Such adjustment shall be made effective on the day immediately after the record date; and in the event that such rights, options or warrants are not so issued or expire unexercised or such convertible securities are redeemed or otherwise retired prior to conversion thereof, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph (g)), the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed, in the former event, or the Conversion Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event.

             (iv) In case the Corporation shall issue rights, options or warrants (other than Excluded Stock) entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the then Current Market Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Conversion Price shall be adjusted pursuant to paragraph (g)(ii) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (g)(ii) hereof. Such adjustment shall be made effective immediately after such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised or such convertible securities are redeemed or otherwise retired prior to conversion thereof, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph (g)), the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Conversion Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Conversion Price shall be made pursuant to this paragraph (g)(iv) to the extent that the Conversion Price shall have been adjusted pursuant to paragraph (g)(iii) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

                 (v) In case the Corporation shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than regular periodic cash dividends or dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph (g)(iii) hereof), the Conversion Price to be in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph (g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock and (B) the denominator of which shall be the Current Market Price Per Common Share on such record date. Such adjustments shall be made effective on the day immediately after the record date; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

             (vi) On any date, the "CURRENT MARKET PRICE PER COMMON SHARE" shall be deemed to be the average of the Daily

Prices (as defined below) per share of the applicable class of Common Stock for the ten consecutive trading days immediately prior to such date. "DAILY PRICE" means (1) if the shares of such class of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (2) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (4) if the shares of such class of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. "TRADING DAY" means, with respect to any exchange or market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market. For purposes of any computation under this paragraph (g), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation.

             (vii) To the extent that the Conversion Price shall have been adjusted pursuant to any of paragraph (g)(ii), (iii), (iv) or (v) as a result of a particular event, no additional adjustment shall be made pursuant to any other of such paragraphs (g)(ii), (iii), (iv) or (v) as a result of such event. No adjustment to the Conversion Price pursuant to paragraphs (g)(ii), (iii),
(iv) and (v) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided that any adjustments which by reason of this paragraph (g)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (g) shall be made to the nearest four decimal points.

            (viii) In the event that, at any time as a result of the provisions of this paragraph (g), the holder of this Series A Convertible Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of this Series A Convertible Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                 (h) Whenever the Conversion Price is adjusted pursuant to this paragraph (7), (i) the Corporation shall promptly file with the conversion agent a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, and (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall promptly be sent by first class mail, postage prepaid, by the Corporation to the holders of the Series A Convertible Preferred Stock at their addresses as the same appear on the stock register of the Corporation.

                 (i) Notwithstanding any provision of this paragraph (7), to the extent the Corporation shall have funds legally available for such purpose, the Corporation shall have the option, upon receipt from any holder of notice of election to convert shares of Series A Convertible Preferred Stock pursuant to paragraph (7)(b), to deliver, in lieu of the shares of Common Stock into which such shares of Series A Convertible Preferred Stock would otherwise be convertible, cash in an amount equal to the product of (A) such number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock would otherwise be convertible multiplied by (B) the Current Market Price Per Common Share, together with all accrued and unpaid dividends on such shares of Series A Convertible Preferred Stock; provided that (i) if the Corporation has not received any required approval under the 1986 Supplement to The Banking Act of 1948 of New Jersey, 17 N.J. Stat. Ann. Section 376 et seq., concerning the change of control of banks, or (ii) if the shareholders of the Corporation have not voted to approve the issuance of the Common Stock required to be delivered upon a conversion of the Series A Convertible Preferred Stock, in each case, the Corporation shall have the obligation to deliver cash pursuant to this paragraph (7)(i) upon any exercise of the conversion privilege.

                 (8) Voting Rights. (a) The holders of record of shares of Series A Convertible Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (8) or as otherwise provided by law.

                 (b) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Convertible Preferred Stock have not been paid in full or if the Corporation shall have failed to discharge its Mandatory Redemption Obligation, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series A Convertible Preferred Stock, together with the holders of shares of every other series of preferred stock upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem)(any such other series is referred to as the "PREFERRED SHARES"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Convertible Preferred Stock and the Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series A Convertible Preferred Stock and the Preferred Shares then outstanding shall have been paid and dividends thereon shall have been paid regularly for at least one year, or the Corporation shall have fulfilled its Mandatory Redemption Obligation, as the case may be, then the right of the holders of the Series A Convertible Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends or failure to fulfill any Mandatory Redemption Obligation), and the terms of office of all persons elected as directors by the holders of the Series A Convertible Preferred Stock and the Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A Convertible Preferred Stock and the Preferred Shares, the secretary of the Corporation may, and upon the written request of any holder of Series A Convertible Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Convertible Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series A Convertible Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series A Convertible Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series A Convertible Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                 (c) Without the written consent of a majority of the outstanding shares of Series A Convertible Preferred Stock or the vote of holders of a majority of the outstanding shares of Series A Convertible Preferred Stock at a meeting of the holders of Series A Convertible Preferred Stock called for such purpose, the Corporation will not (i) amend, alter or repeal any provision hereof or of the Certificate of Incorporation (by merger or otherwise) so as to affect the preferences, rights or powers of the Series A Convertible Preferred Stock; provided that any such amendment that changes the dividend payable on or the liquidation preference of the Series A Convertible Preferred Stock shall require the affirmative vote at a meeting of holders of Series A Convertible Preferred Stock called for such purpose or written consent of the holder of each share of Series A Convertible Preferred Stock; or (ii) create any class or classes of stock ranking equal or prior to the Series A Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding up or increase the number of authorized number of shares of any class or classes of stock ranking equal or prior to the Series A Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding up. Notwithstanding the foregoing, no consent of the holders of the Series A Convertible Preferred Stock shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the creation of any class of Junior Securities or (iii) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

                 (d) In exercising the voting rights set forth in this paragraph (8), each share of Series A Convertible Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series A Convertible Preferred Stock as a single class on any matter, then the Series A Convertible Preferred Stock and such other series shall have with respect to such matters one vote per $100 of stated liquidation preference. Except as set forth herein, the shares of Series A Convertible Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

                 (9) Stockholders Agreement. The Series A Convertible Preferred Stock shall be subject to the provisions of the Stockholders Agreement among the Corporation, Kidder, Peabody Group Inc. and General Electric Company dated December 16, 1994.

                (10) General Provisions. (a) The term "PERSON" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

                 (b) The term "OUTSTANDING", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation (including treasury shares) or a subsidiary.

                 (c) The headings of the paragraphs of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                 IN WITNESS WHEREOF, Paine Webber Group Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this __ day of December, 1994.


                                           PAINE WEBBER GROUP INC.


                                           By
                                             ------------------------
                                             Name: Theodore A. Levine
                                             Title: Vice President

ATTEST:


- ------------------------
Name: Dorothy F. Haughey
Assistant Secretary